FORM 8-K


               SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C.  20549

                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


                 Date of Report:  April 10, 1995
                (Date of earliest event reported)


                 NATIONAL CITY BANCSHARES, INC.
     (Exact name of registrant as specified in its charter)



    INDIANA                  0-13585               35-1632155
(State or other            (Commission           (IRS Employer
jurisdiction of            File Number)       Identification No.)
incorporation)


 227 Main Street, P.O. Box 868, Evansville, Indiana  47705-0868
            (Address of principal executive offices)


Registrant's telephone number, including area code:  812-464-9800


Former name or former address, if changed since last report:  N/A


Date of Report:  April 13, 1995

Pursuant to Section 13 or Section 15(b) of the Securities and
Exchange Act of 1934, Registrant hereby makes current report regarding the following event:

                  ITEM 5.  OTHER EVENTS.

     On April 10, 1995, the Registrant and First National
Bank of Paoli, Indiana, (FNB), executed a definitive agreement for the Registrant to acquire FNB. The definitive agreement conditions the transaction upon the approval of all applicable regulatory authorities and the approval of the shareholders of FNB.

     The closing date of this acquisition is anticipated to be this summer and is to be accounted for under the purchase accounting method. Upon acquisition, FNB will merge with and become a branch of The Bank of Mitchell, a wholly-owned subsidiary of the Registrant.

     FNB is a national banking association incorporated in 1976 under the laws of the United States of America. As of March 31, 1995, FNB reported assets of $16,616,000 and shareholders' equity of $1,220,000.

     The definitive agreement provides for the Registrant to pay cash for all outstanding shares of common stock of FNB and issue the Registrant's common stock for all shares of the preferred stock of FNB.

     It is not anticipated that the Registrant will elect to borrow funds in connection with this acquisition.
However, if the Registrant does elect to borrow, the source of these funds will be the Registrant's affiliate's correspondent banks.

     There currently exists no material relationship between the Registrant and First National Bank of Paoli, including any director, officer, or affiliate relationships.


                            SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   NATIONAL CITY BANCSHARES, INC.



Date:  April 13, 1995              /s/ HAROLD A. MANN
                                   Harold A. Mann
                                   Secretary/Treasurer